Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Files Fiscal 2023 Annual Report - Another Transformative Year with Record Revenues, Accretive North American Acquisitions, Production Ready in the USA, Debt Free and 100% Unhedged

Highlights of Fiscal 2023 and balance sheet update as of September 28, 2023:

●

Recorded revenue of $163.95 million from spot market sales of 3,150,000 pounds of uranium inventory realizing a gross profit of $49.60 million for the fiscal year ended July 31, 2023. Fiscal 2023 weighted average sales price was $52.05 per pound U3O8 versus an average spot price of approximately $51.24 per pound over the period. Proceeds from realized gains materially reduced capital requirements for accretive acquisitions.

●	Completed $340.0 million in acquisitions to create the largest diversified North American focused portfolio.

●

UEC’s attributable resources now total 226.2 million pounds U3O8 in the Measured and Indicated Categories and 102.7 million pounds U3O8 in the Inferred category across all its projects(*), cementing UEC’s status as one of the largest and diversified North American focused uranium companies.

●	Proudly supplied uranium to the United States Department of Energy to establish the Strategic Uranium Reserve with the sale of 300,000 pounds of U3O8 for $17.85 million.

●

Established UEC as one of the largest resource and land holders in Canada’s Athabasca Basin with the successful acquisitions of UEX Corp., the world-class Roughrider Uranium Project and a portfolio of exploration projects from Rio Tinto.

●

Completed preparations required to resume extraction/production at our recently acquired Christensen Ranch ISR Project and advanced our Wyoming hub and spoke operations. Key infrastructure, including wellfields and a satellite ion exchange plant, has been refurbished and upgraded to facilitate a fast restart of operations.

●

Physical portfolio of North American warehoused uranium as of September 28, 2023 consists of 1.5 million pounds of U3O8 remaining to be received by UEC at an average cost of $48.09 per pound of U3O8 with various delivery dates through December 2025. Current inventory as of September 28, 2023 stands at 466,000 pounds at an average cost of $34.17 per pound of U3O8.

●

Completed and filed the largest S-K 1300 uranium resources technical report summary in the United States combining UEC’s Wyoming holdings for 66.2 million pounds of U3O8 Measured and Indicated and 15.1 million pounds of U3O8 in the Inferred category(*).

●

Completed and filed our inaugural sustainability report continuing the Company’s commitment to the environment, its people, the communities we work in and the Company’s high corporate governance standards.

●	Increased Hobson Processing Facility licensed capacity four-fold as the largest uranium plant in Texas.

●

$192.3 million of cash and liquid assets, with no debt, and comprised of $57.6 million in cash, $100.4 million in equity holdings and $34.3 million in physical uranium inventories based on the U3O8 spot price per pound of $73.50 (source: UxC CVD) as of September 28, 2023.

Corpus Christi, TX, September 29, 2023 - Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to report, in accordance with NYSE American requirements, the filing of the Company’s annual report on Form 10-K for the fiscal year ended July 31, 2023 with the U.S. Securities and Exchange Commission (the “SEC”). This Form 10-K filing, which includes the Company’s audited consolidated financial statements, related notes thereto and management’s discussion and analysis, is available for viewing on the SEC’s website at http://www.sec.gov/edgar.shtml or on the Company's website at www.uraniumenergy.com.

Amir Adnani, CEO and President stated: “Fiscal 2023 proved to be a year of significant achievements in executing on our strategy and building the premier North American focused uranium company. We continued to make accretive acquisitions and advance our projects with resource expansions and extraction/production restart programs. Our strategy is aimed at a robust uranium supply from the stable and secure jurisdictions of the U.S. and Canada, with near term U.S. ISR production and a pipeline of high-grade Canadian projects with exceptional growth potential.”

“UEC remains 100% un-hedged, at a time when the need for new production is becoming acute in the global market and particularly for Western utilities seeking supply assurance. Our balance sheet is debt free with $192.3 million in cash and liquid assets, providing the financial strength to advance projects towards production and support further accretive acquisitions.”

“Completing the acquisitions of the Rio Tinto Roughrider project, combined with our UEX Corp. purchase, creates a strong regional resource base for us in the Athabasca Basin with attractive synergies. These projects are key to our development pipeline of high-grade projects in Canada, and we will continue to advance them with drilling and production planning.”

“In South Texas and Wyoming, we completed programs to accelerate the production-readied timeline that will enable a shorter lead-time to restart ISR production from our hub and spoke platforms. Additional drilling was completed in Wyoming and is expected to result in an expansion of current resources as part of the restart program. In South Texas, we established the second production area at Burke Hollow and carried out delineation drilling at the past producing Palangana ISR Project in preparation for its restart.”

“There has been a step-change across the globe with an increasing number of countries adopting plans and programs to restart, extend the life of and or build new nuclear plants in the quest for clean, safe, highly reliable and cost effective electricity that nuclear power provides. This drive for global clean-energy, along with uranium supply and demand fundamentals, has translated into a rebalancing of the uranium market, transforming it from an inventory burdened to a production driven market. Recent spot price movements have begun to reflect that. Geopolitical situations in Russia and Niger have further accelerated the transition for Western utilities looking for secure uranium supply. These factors underpin our belief that we are in the early innings of a protracted growth stage for nuclear energy, uranium production and our Company.”

Note:

(1) The noted Measured, Indicated and Inferred resources are the combined totals from the Company’s Regulation S-K 1300 Technical Report Summaries that are available on the Company’s website and filed on EDGAR for each of the following projects:

(a) The Roughrider Uranium Project, Saskatchewan, Canada, effective date April 25, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923011966/ex_510257.htm);

(b) Texas Hub and Spoke ISR Project, TX, USA, dated March 9, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923009111/ex_495573.htm);

(c) Wyoming ISR Hub and Spoke Project, WY, USA, dated March 9, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923009111/ex_495574.htm);

(d) Shea Creek Project, Saskatchewan, effective date October 31, 2022 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923000881/ex_462410.htm);

(e) Horseshoe-Raven Project, Saskatchewan, effective date October 31, 2022 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923001598/ex_465792.htm);

(f) Anderson Uranium Project Initial Assessment, Yavapai County, Arizona, USA, dated March 9, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923009111/ex_495571.htm);

(g) Workman Creek Project, Gila County, Arizona, USA, effective date February 14, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923006474/ex_487471.htm); and

(h) Yuty Uranium Project Initial Assessment, Paraguay, SA, dated March 9, 2023 (https://www.sec.gov/Archives/edgar/data/1334933/000143774923009111/ex_495572.htm).

The technical information in this news release have been reviewed and approved by Chris Hamel, P.Geo., Vice President Exploration, Canada, for the Company, being a Qualified Person as defined by Regulation S-K 1300.

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for the green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms in South Texas and Wyoming. These two production platforms are anchored by fully operational central processing plants and served by seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.